Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS RELEASE

Contact:

Robert M. Thornton, Jr.

Chief Executive Officer

(770) 933-7004

SUNLINK HEALTH SYSTEMS, INC. AND PROGRESSIVE HEALTH GROUP, LLC, AGREE TO EXTEND THE CLOSING DATE OF THEIR PREVIOUSLY-ANNOUNCED SALE OF TRACE REGIONAL MEDICAL CENTER.

Atlanta, GA (December 12, 2023) SunLink Health Systems, Inc. (“SunLink”) (NYSE: American: SSY) today announced that SunLink and Progressive Health Group, LLC (“Progressive”) have amended their previously-announced agreement for the sale by SunLink’s subsidiary, Crown Healthcare Investments, LLC, of Trace Regional Medical Center in Houston, Mississippi, to Progressive to, among other things, extend the closing date until January 31, 2024, on substantially the same price and terms previously announced.

SunLink Health Systems, Inc. is the parent company of subsidiaries that own and operate healthcare properties and businesses in the Southeast. Each of the Company’s businesses is operated locally with a strategy of linking patients’ needs with healthcare professionals. For additional information on SunLink Health Systems, Inc., please visit the Company’s website.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the company’s business strategy. These forward-looking statements are subject to certain risks, uncertainties, and other factors, which could cause actual results, performance, and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the company’s Annual Report on Form 10-K for the year ended June 30, 2023 and other filings with the Securities and Exchange commission which can be located at www.sec.gov.